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Exhibit 10.3

THE MACERICH COMPANY

LTIP UNITS AWARD AGREEMENT

LTIP UNITS AWARD AGREEMENT made as of the date set forth on Schedule A hereto between The Macerich Company, a Maryland corporation (the "Company"), its subsidiary The Macerich Partnership, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the "Partnership"), and the party listed on Schedule A (the "Grantee").

RECITALS

        A.    The Grantee is an employee of the Company or one of its Subsidiaries or affiliates and provides services to the Partnership.

        B.    Pursuant to The Macerich Company 2003 Equity Incentive Plan, as amended, which includes any applicable programs thereunder (the "2003 Plan"), the Company has granted to the Grantee with reference to services rendered and to be rendered to the Company, upon the terms and conditions set forth herein, an award of LTIP Units (this "Award") as described in this Award Agreement (this "Agreement" or "Award Agreement"). This Award was made by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") pursuant to authority delegated to it by the Board as set forth in the Committee's charter, including authority to make grants of equity interests in the Partnership which may, under certain circumstances, become exchangeable for shares of the Company's Common Stock reserved for issuance under the 2003 Plan, or any successor equity plan (as any such plan may be amended, modified or supplemented from time to time, collectively the "Stock Plan").

        C.    Effective as of the Effective Date specified in Schedule A hereto, the Committee awarded to the Grantee the number of LTIP Units set forth in Schedule A.

        NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:

        1.    Administration.    This Award and this Agreement shall be administered by the Committee pursuant to its powers and authority in the administration of the Stock Plan, as set forth in the Stock Plan. The Committee may from time to time adopt any rules or procedures it deems necessary or desirable for the proper and efficient administration of this Award and this Agreement, consistent with the terms hereof and of the Stock Plan. The Committee's determinations and interpretations with respect to this Award and this Agreement shall be final and binding on all parties.

        2.    Definitions.    Capitalized terms used herein without definitions shall have the meanings given to those terms in the Stock Plan. In addition, as used herein:

        "Award LTIP Units" has the meaning set forth in Section 3.

        "Change of Control" means any of the following:

          (a)   The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control; (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or successor or (iv) any acquisition by any entity pursuant to a transaction that complies with (c)(i), (c)(ii) and (c)(iii) below;

          (b)   Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (c)   Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets directly or through one or more subsidiaries ("Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 20% existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (d)   Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means shares of the Company's common stock, par value $0.01 per share, either currently existing or authorized hereafter.

        "Continuous Service" means the continuous service to the Company or any Subsidiary or affiliate, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, consultant. Continuous Service shall not be considered interrupted in the case of (A) any approved leave of absence, (B) transfers among the Company and any Subsidiary or affiliate, or any successor, in any capacity of employee, or with the written consent of the Committee, consultant, or (C) any change in status as long as the individual remains in the service of the Company and any Subsidiary or affiliate in any capacity of employee, member of the Board or (if the Company specifically agrees in writing that the Continuous Service is not uninterrupted) a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

        "Disability" means (1) a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code, or (2) the absence of the Grantee from his duties with the Company on a full-time basis for a period of nine months as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Grantee or his legal representative (such agreements as to acceptability not to be unreasonably withheld). For purposes of the definition of Disability "incapacity" shall be limited only to a condition that substantially prevents the Grantee from performing his or her duties.

        "Effective Date" means                                    ,             .

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "LTIP Units" means units of limited partnership interest of the Partnership designated as "LTIP Units" in the Partnership Agreement having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth in the Partnership Agreement.

        "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of March 16, 1994, among the Company, as general partner, and the limited partners who are parties thereto, as amended from time to time.

        "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or "group" (as defined in the Exchange Act).

        "Qualified Termination" means a termination of the Grantee's employment as a result of the Grantee's death or Disability.

        "Service Agreement" means, as of a particular date, any employment, consulting or similar service agreement, including, without limitation, management continuity agreement, then in effect between the Grantee, on the one hand, and the Company or one of its affiliates, on the other hand, as amended or supplemented through such date.

        "Units" means Partnership Units (as defined in the Partnership Agreement) that are outstanding or are issuable upon the conversion, exercise, exchange or redemption of any securities of any kind convertible, exercisable, exchangeable or redeemable for Partnership Units.

        "Vesting Date" means each of the vesting dates set forth in Section 4.

        "Vesting Schedule" means the vesting schedule set forth in Section 4.

        3.    Award of LTIP Units.    On the terms and conditions set forth in this Agreement, as well as the terms and conditions of the Stock Plan, the Grantee is hereby granted this Award consisting of the number of LTIP Units set forth on Schedule A hereto, which is incorporated herein by reference (the "Award LTIP Units"). Award LTIP Units constitute and shall be treated as the property of the Grantee, subject to the terms of this Agreement and the Partnership Agreement. Award LTIP Units will be: (A) subject to forfeiture to the extent provided in Section 5; and (B) subject to vesting as provided in Sections 4 and 5 hereof.

        4.    Vesting of Award LTIP Units.

          (a)    Vesting Schedule.    Except as otherwise provided in Section 5 hereof, and/or the Stock Plan, the Award LTIP Units shall become vested in the following amounts, provided that the Continuous Service of the Grantee continues through and on the relevant Vesting Date.

Vesting Date	Number of Award LTIP Units Becoming Vested	Cumulative Percentage Vested
,	[(33 1/3%)]	[33 1/3%]
,	[(33 1/3%)]	[66 2/3%]
,	[(33 1/3%)]	[100%]

[Vesting schedule subject to change by the Committee.]

          (b)    Continuous Service Requirement.    The Grantee agrees to provide Continuous Service to the Company in consideration for the conditional rights to the unvested Award LTIP Units. Except as otherwise provided in Section 5 or pursuant to the Stock Plan, the Vesting Schedule requires Continuous Service through each applicable Vesting Date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in Section 5 below or under the Stock Plan.

        5.    Change of Control or Termination of Grantee's Service Relationship.

          (a)    Forfeiture after Certain Events.    If the Grantee is a party to a Service Agreement, the provisions of Sections 5(b), 5(c) and 5(d) below shall govern the vesting of the Grantee's Award LTIP Units exclusively in the event of a Change of Control or termination of the Grantee's service relationship with the Company or any Subsidiary or affiliate, unless the Service Agreement contains provisions that expressly refer to this Section 5 and provides that those provisions of the Service Agreement shall instead govern the vesting of the Grantee's Award LTIP Units. The foregoing sentence will be deemed an amendment to any applicable Service Agreement to the extent required to apply its terms consistently with this Section 5, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout of the Grantee's bonus or incentive compensation awards in the event of certain types of terminations of Grantee's service relationship shall not be interpreted as requiring that vesting occur with respect to this Award other than as specifically provided in this Section 5. In the event an entity ceases to be a Subsidiary or affiliate of the Company, such action shall be deemed to be a termination of employment of all employees of that entity for purposes of this Agreement, provided that the Committee, in its sole and absolute discretion, may make provision in such circumstances for accelerated vesting of some or all of the Grantee's remaining unvested Award LTIP Units that have not previously been forfeited, effective immediately prior to such event.

          (b)    Change of Control, Qualified Termination or Retirement.    In the event of a Change of Control or Qualified Termination, the unvested Award LTIP Units subject to this Agreement that have not been previously forfeited shall automatically and immediately vest as of the date of the Change of Control or Qualified Termination (or effective immediately prior to such event to the extent necessary in order to enable the realization of the benefits of such acceleration), subject to the provisions of Sections 6.4 and 6.5 of the Stock Plan. If the Grantee's employment with the Company or a Subsidiary or affiliate terminates as a result of his or her Retirement, the Committee may, on a case-by-case basis and in its sole discretion, provide for partial or complete vesting prior to the Retirement of all or a portion of his or her Award LTIP Units that have not previously been forfeited.

          (c)    Change of Control Benefits.    To the extent that the Grantee's Service Agreement entitles the Grantee to receive any severance payments, or any other similar term used in the Grantee's Service Agreement, from the Company in case of a termination of the Grantee's employment following a Change of Control or a similar event ("Change of Control Benefits"), then for purposes of calculating the Grantee's entitlement to such Change of Control Benefits the amount of the Award LTIP Units awarded for performance for any fiscal year shall be included as part of the Grantee's annual incentive bonus amount, or any other similar term used in the Grantee's Service Agreement, for such fiscal year. For purposes of Grantee's management continuity agreement with the Company, the Award LTIP Units shall be treated in the same manner as restricted stock awards.

          (d)    Return of Award LTIP Units.    In the event of a termination of employment or other cessation of the Grantee's Continuous Service other than a Qualified Termination, effective as of the date of such termination or cessation all Award LTIP Units except for those that had previously become vested pursuant to Section 4 or 5 hereof shall automatically and immediately be forfeited by the Grantee. Upon the occurrence of any forfeiture of Award LTIP Units hereunder, such unvested, forfeited LTIP Units shall, without payment of any consideration by the Company for such transfer, be automatically transferred to the Company, without any other action by the Grantee, or the Grantee's Beneficiary or Personal Representative, as the case may be. The Company may take any other action necessary or advisable to evidence such transfer. Any such forfeited Award LTIP Units shall automatically and without notice, terminate and be and become null and void, and neither the Grantee nor any of his Beneficiaries or Personal Representatives will thereafter have any further rights or interests in such forfeited Award LTIP Units. The Grantee, or the Grantee's Beneficiary or Personal Representative, as the case may be, and the Partnership shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited LTIP Units to the Company.

          (e)    Section 409A Matters.    Notwithstanding the foregoing, in the event vesting pursuant to this Section 5 is determined to constitute "nonqualified deferred compensation" subject to Section 409A of the Code, then, to the extent the Grantee is a "specified employee" under Section 409A of the Code subject to the six-month delay thereunder, any such vesting or related payments to be made during the six-month period commencing on the Grantee's "separation from service" (as defined in Section 409A of the Code) shall be delayed until the expiration of such six-month period.

          (f)    Schedule A Controls.    To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this Section 5, the provisions of Schedule A will be controlling and determinative.

        6.    Payments by Award Recipients.    No amount shall be payable to the Company or the Partnership by the Grantee at any time in respect of this Award.

        7.    Distributions.    The Grantee shall be entitled to receive distributions with respect to the Award LTIP Units to the extent provided for in the Partnership Agreement, as modified hereby, if applicable. The Distribution Participation Date (as defined in the Partnership Agreement) with respect to the Award LTIP Units shall be the Effective Date and the Award LTIP Units shall be entitled to the full distribution payable on Units outstanding as of the record date for the quarterly distribution in which the Effective Date falls even though the Award LTIP Units will not have been outstanding for the whole quarterly period. All distributions paid with respect to Award LTIP Units shall be fully vested and non-forfeitable when paid whether the underlying Award LTIP Units are vested or unvested.

        8.    Restrictions on Transfer.    None of the Award LTIP Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action a "Transfer"), or redeemed in accordance with the Partnership Agreement (a) prior to vesting, (b) for a period of two (2) years beginning on the Effective Date other than in connection with a Change of Control, and (c) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the "Securities Act")), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement; provided that, upon the approval of, and subject to the terms and conditions specified by, the Committee, unvested Award LTIP Units that have been held for a period of at least two (2) years may be Transferred to (i) the spouse, children or grandchildren of the Grantee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Grantee and such Immediate Family Members, (iii) a partnership in which the Grantee and such Immediate Family Members are the only partners, or (iv) one or more entities in which the Grantee has a 10% or greater equity interest, provided that the Transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers of unvested Award LTIP Units shall be prohibited except those in accordance with this Section 8. In connection with any Transfer of Award LTIP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units not in accordance with the terms and conditions of this Section 8 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

        9.    Changes in Capital Structure.    Without duplication with the provisions of Section 6.2 of the Stock Plan, if (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other fundamental transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company shall occur, (c) any extraordinary dividend or other distribution to holders of shares of Common Stock or Units other than regular cash dividends shall be made, or (d) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable adjustment in the terms of this Award or the LTIP Units, then the Committee shall take such action as it deems necessary to maintain the Grantee's rights hereunder so that they are substantially proportionate to the rights existing under this Award and the terms of the LTIP Units prior to such event, including, without limitation: (i) adjustments in the Award LTIP Units or other pertinent terms of this Award; and (ii) substitution of other awards under the Stock Plan or otherwise. The Grantee shall have the right to vote the Award LTIP Units if and when voting is allowed under the Partnership Agreement, regardless of whether vesting has occurred.

        10.    Possible Early Termination of Award LTIP Units.    As permitted by Section 6.2(b) of the Stock Plan, and without limiting the authority of the Committee under other provisions of Section 6.2 of the Stock Plan or Section 5 of this Agreement, the Committee retains the right to terminate the Award LTIP Units, to the extent they have not vested, upon a dissolution of the Company or a reorganization event or transaction in which the Company does not survive (or does not survive as a public company in respect of its outstanding Common Stock). This Section 10 is not intended to prevent future vesting of any Award LTIP Units if they (or a substituted award) remain outstanding following a Change of Control.

        11.    Miscellaneous.

          (a)    Amendments; Modifications.    This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee; provided that any such amendment or modification materially and adversely affecting the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him; and provided, further, that the Grantee acknowledges that the Stock Plan may be amended or discontinued in accordance with Section 6.6 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall impair the Grantee's rights under this Agreement without the Grantee's written consent. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Grantee's rights hereunder. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. This grant shall in no way affect the Grantee's participation or benefits under any other plan or benefit program maintained or provided by the Company.

          (b)    Incorporation of Stock Plan; Committee Determinations.    The provisions of the Stock Plan are hereby incorporated by reference as if set forth herein. In the event of a conflict between this Agreement and the Stock Plan, this Agreement shall be controlling and determinative. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications.

          (c)    Status as a Partner.    As of the grant date set forth on Schedule A, the Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the number of Award LTIP Units issued to the Grantee as of such date pursuant to Section 3 hereof by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). The Partnership Agreement shall be amended from time to time as applicable to reflect the issuance to the Grantee of Award LTIP Units pursuant to Section 3 hereof, if any, whereupon the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units then held by the Grantee, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein and in the Partnership Agreement.

          (d)    Status of LTIP Units under the Stock Plan.    The Award LTIP Units are both issued as equity securities of the Partnership and granted as awards under the Stock Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue shares of Common Stock in exchange for Units into which Award LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such shares of Common Stock, if issued, will be issued under the Stock Plan. The Grantee must be eligible to receive the Award LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Grantee acknowledges that the Grantee will have no right to approve or disapprove such determination by the Committee.

          (e)    Legend.    The records of the Partnership evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Stock Plan and in the Partnership Agreement.

          (f)    Compliance With Securities Laws.    The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no LTIP Units will become vested or be issued at a time that such vesting or issuance would result in a violation of any such laws.

          (g)    Investment Representations; Registration.    The Grantee hereby makes the covenants, representations and warranties and set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Partnership will have no obligation to register under the Securities Act any LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of LTIP Units. The Grantee agrees that any resale of the shares of Common Stock received upon the exchange of Units into which LTIP Units may be converted shall not occur during the "blackout periods" forbidding sales of Company securities, as set forth in the then applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

          (h)    Section 83(b) Election.    In connection with each separate issuance of LTIP Units under this Award pursuant to Section 3 hereof the Grantee hereby agrees to make an election to include in gross income in the year of transfer the applicable Award LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

          (i)    Severability.    If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

          (j)    Governing Law.    This Agreement is made under, and will be construed in accordance with, the laws of State of Delaware, without giving effect to the principles of conflict of laws of such state.

          (k)    Notices.    Any notice to be given to the Company shall be addressed to the Secretary of the Company at its principal place of business and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee's address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.

          (l)    Withholding and Taxes.    No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

          (m)    No Service Commitment by Company.    Nothing contained in this Agreement or the Stock Plan constitutes an employment or service commitment by the Company, affects the Grantee's status as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by the Company, interferes in any way with the right of the Company at any time to terminate such employment, or affects the right of the Company to increase or decrease the Grantee's other compensation or benefits. Nothing in this Section, however, is intended to adversely affect any independent contractual right of the Grantee without his consent thereto. Employment for any period of time (including a substantial period of time) after the Effective Date will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 4 or 5 above if the express conditions to vesting set forth in such Sections have not been satisfied.

          (n)    Headings.    The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (o)    Counterparts.    This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

          (p)    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.

          (q)    Section 409A.    This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, in consultation with the Grantee and with the reasonable cooperation of the Grantee and the Company, in the least restrictive manner necessary to (i) exclude the Award LTIP Units from the definition of "deferred compensation" within the meaning of such Section 409A or (ii) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions, in each case without diminution in the value of the benefits granted hereby to the Grantee.

          (r)    Complete Agreement.    This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

[signature page follows]

        IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the        day of                                    ,             .

THE MACERICH COMPANY
By:	Name: Title:
THE MACERICH PARTNERSHIP, L.P.
By: The Macerich Company, its general partner
By:	Name: Title:
GRANTEE
Name:

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

        The Grantee, desiring to become one of the within named Limited Partners of The Macerich Company, L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Agreement of Limited Partnership, dated as of March 16, 1994, of The Macerich Partnership, L.P., as amended (the "Partnership Agreement"). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term "Limited Partner" refers to the Grantee:

1.
The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units. Without limitation of the foregoing, the Limited Partner is deemed to have made all of the acknowledgements, waivers and agreements set forth in Section 10.6 and 13.11 of the Partnership Agreement.

2.
The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner shares of common stock of the General Partner ("Common Shares") upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner's own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.

3.
The Limited Partner hereby affirms that it has appointed the General Partner, any liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 6.10 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner's heirs, executors, administrators, legal representatives, successors and assigns.

4.
(a)
The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 9.1 or the Redemption Rights Exhibit of the Partnership Agreement intended to increase the waiting period between the delivery of a notice of redemption and the redemption date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).

  (b)
  The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 4(a) on the Limited Partner's behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner's heirs, executors, administrators, legal representatives, successors and assigns.

5.
The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership or (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others.

6.
The Limited Partner acknowledges that the General Partner shall be a third party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 5 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 5 hereof.

7.
This Acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:
Name: Title:
Address of Limited Partner:

EXHIBIT B

GRANTEE'S COVENANTS, REPRESENTATIONS AND WARRANTIES

        The Grantee hereby represents, warrants and covenants as follows:

        (a)   The Grantee has received and had an opportunity to review the following documents (the "Background Documents"):

            (i)  The Company's latest Annual Report to Stockholders;

           (ii)  The Company's Proxy Statement for its most recent Annual Meeting of Stockholders;

          (iii)  The Company's Report on Form 10-K for the fiscal year most recently ended;

          (iv)  The Company's Form 10-Q, if any, for the most recently ended quarter filed by the Company with the Securities and Exchange Commission ("SEC") since the filing of the Form 10-K described in clause (iii) above;

           (v)  Each of the Company's Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company (except for those Items of the Form 8-K that are not deemed to be "filed" with the SEC or incorporated by reference into any filing with the SEC);

          (vi)  The Partnership Agreement;

         (vii)  The Stock Plan; and

        (viii)  The Company's Articles of Amendment and Restatement, as amended.

        The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

        (b)   The Grantee hereby represents and warrants that

            (i)  The Grantee either (A) is an "accredited investor" as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into units of limited partnership of the Partnership ("Common Units") and the potential redemption of such Common Units for shares the Company's common stock ("REIT Shares"), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

           (ii)  The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept the award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.

          (iii)  The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee's right (subject to the terms of the LTIP Units, the Stock Plan, the agreement of limited partnership of the Partnership, the articles of organization of the Company, as amended, and the Award Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

          (iv)  The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Stock Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Stock Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

           (v)  The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.

          (vi)  No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the

  Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in paragraph (b) above.

        (c)   So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

        (d)   The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee's behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee's U.S. federal income tax return for the taxable year in which LTIP Units are issued or awarded to the Grantee.

        (e)   The address set forth on the signature page of this Agreement is the address of the Grantee's principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)
OF THE INTERNAL REVENUE CODE

        The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

  1.
  The name, address and taxpayer identification number of the undersigned are:

Name:	(the "Taxpayer")
Address:

Social Security No./Taxpayer Identification No.:
  2.
  Description of property with respect to which the election is being made:

    The election is being made with respect to                                    LTIP Units in The Macerich Partnership, L.P. (the "Partnership").

  3.
  The date on which the LTIP Units were transferred is                                    ,                         . The taxable year to which this election relates is calendar year                        .

  4.
  Nature of restrictions to which the LTIP Units are subject:

  (a)
  With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

  (b)
  The Taxpayer's LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

  5.
  The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

  6.
  The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

  7.
  A copy of this statement has been furnished to the Partnership and The Macerich Company.

Dated:
Name:

SCHEDULE TO EXHIBIT C

Vesting Provisions of LTIP Units

        LTIP Units are subject to time-based vesting with 33 1/3% of such units vesting on each successive                                    , beginning                                     and ending                                    . [Vesting schedule subject to change by the Compensation Committee.] The above vesting is conditioned upon the Taxpayer remaining an employee of The Macerich Company (the "Company") through the applicable vesting dates, and subject to acceleration in the event of a change of control of the Company or termination of the Taxpayer's service relationship with the Company under specified circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time and continued employment with the Company or its subsidiaries.

SCHEDULE A TO LTIP UNITS AWARD AGREEMENT

        Date of Award Agreement:

        Name of Grantee:

        Number of LTIP Units Subject to Grant:

        Effective Date:

Initials of Company representative:

Initials of Grantee:

QuickLinks

  Exhibit 10.3
THE MACERICH COMPANY LTIP UNITS AWARD AGREEMENT
RECITALS
EXHIBIT A
GRANTEE'S COVENANTS, REPRESENTATIONS AND WARRANTIES
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE
Vesting Provisions of LTIP Units